UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 2011

CEDAR FAIR, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9444	34-1560655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE CEDAR POINT DRIVE, SANDUSKY OHIO		44870-5259
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (419) 626-0830

N. A.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2011, Cedar Fair, L.P. (“Cedar Fair”) entered into a first amendment (“Amendment No. 1”) of its Credit Agreement, dated July 29, 2010 (as so amended, the “Credit Agreement”), among Cedar Fair, as U.S. Borrower, Magnum Management Corporation, as U.S. Co-Borrower, Canada’s Wonderland Company, as Canadian Borrower, the several banks and other financial institutions party thereto, the Issuing Lenders and Swing Line Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent.

Amendment No. 1 received the requisite consent of lenders holding a majority of the outstanding commitments and loans under the existing term and revolving credit facilities.

Amendment No. 1 resulted in:

•	an extension of the term loan credit facilities by one year from 2016 to 2017;

•	an increase in the aggregate principal amount of the senior secured term loan facility from $1,175 million to $1,180 million;

•	a decrease in the applicable margin from 4.00% to 3.00%, with respect to term loans bearing interest at LIBOR;

•	a decrease in the LIBOR floor from 1.50% to 1.00%, with respect to the LIBOR component of the interest rates on borrowings under the term loans;

•	an allowance for restricted payments of up to $60 million in 2011 and $20 million annually thereafter; and

•

An increase in the Senior Secured Leverage Ratio thresholds upon which the Applicable ECF Percentage is determined to (a) 50% if the Senior Secured Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.50 to 1.00, (b) 25% if the Senior Secured Leverage Ratio as of the last day of such fiscal year is less than 3.50 to 1.00 but greater than or equal to 3.00 to 1.00 and (c) 0% if the Senior Secured Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.00.

A prepayment premium of 101% of the principal amount of the term loans will be payable in respect of subsequent re-pricing events, if any, occurring on or prior to August 25, 2011.

Certain of the lenders under the Credit Agreement and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with Cedar Fair and its affiliates. Such parties have received (or will receive) customary fees and commissions for these transactions.

The description of the provisions of Amendment No. 1 is qualified in its entirety by reference to the full and complete terms of Amendment No. 1, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On February 25, 2011, Cedar Fair issued a news release announcing the completion of the refinancing in connection with Amendment No. 1. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The news release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the news release.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Amendment No. 1 to Credit Agreement, among Cedar Fair, L.P., Magnum Management Corporation, Canada’s Wonderland Company, the several banks and other financial institutions party thereto, the Issuing Lenders and Swing Line Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, dated as of February 25, 2011.

99.1	News release issued by Cedar Fair Entertainment Company regarding the completion of the refinancing of its senior secured loan facility, dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

Date: March 3, 2011	By:	/s/ Peter J. Crage
Peter J. Crage
Executive Vice President – Finance
Chief Financial Officer

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Credit Agreement, among Cedar Fair, L.P., Magnum Management Corporation, Canada’s Wonderland Company, the several banks and other financial institutions party thereto, the Issuing Lenders and Swing Line Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, dated as of February 25, 2011.

99.1	Press release issued by Cedar Fair Entertainment Company regarding the completion of the refinancing of its senior secured loan facility, dated February 25, 2011.